SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ECHO HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 8000 Towers Crescent Drive, Suite 1300 Vienna, Virginia (Address of principal executive offices)	56-2517815 (I.R.S. employer identification no.) 22182 (zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-126650

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and one Warrant

Common Stock, par value $0.0001 per share

Warrants, exercisable for Common Stock at an exercise price of $6.00 per share

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Echo Healthcare Acquisition Corp. (the “Company”). The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No.  333-126650), filed with the Securities and Exchange Commission on October 31, 2005, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit

Number	Description

3.1	Amended and Restated Certificate of Incorporation*

3.2	By-laws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Corporate Stock Transfer, Inc. and the Registrant*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP.

Dated: November 1, 2005	By:	/s/ Joel Kanter Joel Kanter President